EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 81 to the Registration Statement (File Nos. 2-11401 and 811-203) (the "Registration Statement") of Massachusetts Investors Trust (the
"Registrant"), of my opinion dated October 27, 1999, appearing in Post-Effective Amendment No. 77 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 29, 1999.



                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
July 26, 2002